Exhibit 3
FORM 52-109F1
CERTIFICATION OF ANNUAL FILINGS
I, ALLAN G. BULCKAERT, the President and Chief Executive Officer of Bennett Environmental Inc., certify that:
1.	This refiled certificate is being filed separately but concurrently with the filing of the 2004 Audited Annual Financial Statements by Bennett Environmental Inc. (the issuer);

2.	I have reviewed the refilled annual filings (as this term is defined in Multilateral Instrument 52-109 Certification of Disclosure in Issuers’ Annual and Interim Filings) of the issuer for the financial period ended December 31, 2004;

3.	Based on my knowledge, the annual financial statements together with the other financial information included in the annual filings fairly present in all material respects the financial condition, results of operations and cash flows of the issuer, as of the date and for the periods presented in the annual filings; and

4.	I have caused the issuer to disclose in the annual MD&A any change in the issuer’s internal control over financial reporting that occurred during the issuer’s most recent interim period that has materially affected, or is reasonably likely to materially affect, the issuer’s internal control over financial reporting.
Date: May 31, 2006.
BENNETT ENVIRONMENTAL INC.

Per:	(signed) “Allan Bulckaert”

Allan G. Bulckaert,
President and Chief Executive Officer